                               FORM OF JOINDER TO
                             STOCKHOLDERS' AGREEMENT

     JOINDER to the Stockholders' Agreement, dated as of ___________, as amended by the First Amendment to Stockholders' Agreement, dated as of June 30, 2003
(together, as the same may be amended from time to time, the "Stockholders'
Agreement"), by and among James River Group, Inc., a Delaware corporation (the
"Company"), the Founder, the Series A Preferred Holders, the Series B Preferred
Holders and the Management Optionees (each as defined therein), is entered into by and between the Company and the undersigned Stockholder. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the
Stockholders' Agreement.

     WHEREAS, the undersigned Stockholder is acquiring, pursuant to a transfer permitted by the Stockholders' Agreement, certain shares of the Company's Series
[A/B] Convertible Preferred Stock, and in connection therewith, the Company requires, among other things, that the undersigned Series [A/B] Preferred Holder to become a party to the Stockholders' Agreement, and the undersigned Series
[A/B] Preferred Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder to Stockholders' Agreement hereby agree as follows:

     1. Agreement to be Bound. The undersigned Series [A/B] Preferred Holder hereby agrees that upon execution of this Joinder to Stockholders' Agreement, it shall become a party to the Stockholders' Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders'
Agreement as though an original party thereto and shall be deemed a Stockholder of the Company and a Series [A/B] Preferred Holder for all purposes thereof.

     2. Successors and Assigns. Except as otherwise provided herein, this
Joinder to Stockholders' Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the undersigned
Series [A/B] Preferred Holder and any of its successors and permitted assigns, so long as they hold any shares of such stock of the Company.

     3. Counterparts. This Joinder to Stockholders' Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Notices. For purposes of Section 8.3 of the Stockholders' Agreement, all notices, demands or other communications to the undersigned Series [A/B]
Preferred Holder shall be directed to the address listed on such Series [A/B]
Preferred Holder's counterpart signature page attached hereto.

     5. Governing Law. This Joinder to Stockholders' Agreement shall be governed by and construed in accordance with the domestic law of the State of New York, without giving

effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the
State of New York.

     6. Descriptive Headings. The descriptive headings of this Joinder to
Stockholders' Agreement are inserted for convenience only and do not constitute a part of this Joinder to Stockholders' Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Joinder to
Stockholders' Agreement to be effective as of the date set forth on the
Counterpart Signature Page hereto.

                                      JAMES RIVER GROUP, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      SERIES [A/B] PREFERRED HOLDER
                                      (see attached counterpart signature pages)

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                          SERIES [A/B] PREFERRED HOLDER
                          COUNTERPART SIGNATURE PAGE TO
                                   JOINDER TO
                             STOCKHOLDERS' AGREEMENT

                    EFFECTIVE AS OF _________________, 200__
                      (DATE TO BE INSERTED BY THE COMPANY)

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              If an Entity:                           If an Individual:
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Name of limited liability company, trust,   Signature of Individual
corporation, limited partnership or other
entity (Please Print)
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By:
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    Signature of Authorized Person          Name (Please Print)
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Name of above Signatory                     Signature of Joint Owner
(Please Print)                              (If Applicable)

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Title of Signatory                          Name of Joint Owner (Please Print)
                                            (If Applicable)

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Address:                                    Address:

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                          SERIES [A/B] PREFERRED HOLDER
                          COUNTERPART SIGNATURE PAGE TO
                                   JOINDER TO
                             STOCKHOLDERS' AGREEMENT

                    EFFECTIVE AS OF ___________________, 200_

                      (DATE TO BE INSERTED BY THE COMPANY)

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              If an Entity:                           If an Individual:
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-----------------------------------------   ------------------------------------
Name of limited liability company, trust,   Signature of Individual
corporation, limited partnership or other
entity (Please Print)
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By:
   --------------------------------------   ------------------------------------
    Signature of Authorized Person          Name (Please Print)
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Name of above Signatory                     Signature of Joint Owner
(Please Print)                              (If Applicable)

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Title of Signatory                          Name of Joint Owner (Please Print)
                                            (If Applicable)

Address:                                    Address:

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